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                                                                    EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statement (No.
333-   ) on Form S-8 of Harte-Hanks Communications, Inc. of our report dated
January 24, 1997, relating to the consolidated balance sheets of Harte-Hanks Communications, Inc. and subsidiaries as of December 31, 1996, and 1995, and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Harte-Hanks Communications, Inc.



                                               KPMG Peat Marwick LLP


San Antonio, Texas
July 9, 1997